EXHIBIT 10.1
SanDisk Corporation

Form of Clawback Policy Acknowledgement

On July 28, 2011, SanDisk Corporation (the “Company”) adopted the SanDisk Corporation Clawback Policy (as it may be amended from time to time, the “Policy”) provided to you.

You, and the cash-based incentive compensation that is paid to you from and after July 28, 2011 (the “Compensation”), are subject to the Policy.  By signing below, you hereby acknowledge and agree that:

  you have received and have had an opportunity to review the Policy;
  the Compensation is subject to the Policy and may be subject to forfeiture and/or reimbursement as determined by the Company’s Board of Directors (or a committee thereof);
  in the event it is determined by the Board of Directors (or a committee thereof) that the Compensation awarded to you must be forfeited or reimbursed to the Company, you will promptly take any action necessary to effectuate such forfeiture and/or reimbursement;
  the Company will be entitled to withhold from any amounts otherwise payable to you, including “wages” within the meaning of applicable law, in order to satisfy any obligations you may have as a result of the application of this Policy to the Compensation earned by you, except to the extent such withholding or offset is not permitted under applicable law, or would cause the imposition of additional taxes and/or penalties under Section 409A of the Internal Revenue Code of 1986, as amended;
  the Policy applies to the Compensation notwithstanding the terms of the compensation plan or agreement under which it is granted or the terms of any employment agreement to which you are a party; and
  any determinations of the Board of Directors (or a committee thereof) shall be conclusive and binding on you and need not be uniform with respect to each individual covered by the Policy.
In addition, you hereby acknowledge and agree that any Compensation you are awarded may be subject to reimbursement, clawback and/or forfeiture pursuant to applicable law, including without limitation pursuant to Section 10D of the Securities Exchange Act of 1934, as amended, under circumstances that are different from those applicable under the Policy, and you consent to application of any such reimbursement, clawback or forfeiture.  You further agree that any amendments to the Policy, including any amendments to comply with applicable law, will be applicable to you.

The Policy and this Acknowledgement will be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws which could cause the application of the law of any other jurisdiction.

If the terms of the Policy and this Acknowledgement conflict, the terms of the Policy shall prevail.

By signing below, you agree to the application of the Policy and the other terms of this Acknowledgement.

Acknowledged and agreed as of ___________, 2011:

_____________________________________
Name:
Title: